Exhibit 16.1

Stan J.H. Lee, CPA

2160 North Central Rd. Suite 209

Fort Lee, NJ 07024

P.O. Box 436402

San Diego, CA 92143

Phone: 619-623-7799  Fax 619-564-3408

E-mail: stan2u@gmail.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	OZ Saferooms Technologies, Inc., f/k/a Apex 1, Inc.

We have read the form 8-K/A of OZ Saferooms Technologies, Inc. dated on April 19, 2012. We agree with such filing under item 4.01(a) as it regards our firm. We have no basis to agree or disagree with item  item 4.01 (b).

Very truly yours,

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

Certified Public Accountant